UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2018

ESSENDANT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38499	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois		60015-2559
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 29, 2018, Essendant Inc. (the “Company”) and Equiniti Trust Company, as Rights Agent (the “Rights Agent”) under the Rights Agreement, dated as of May 17, 2018, between the Company and the Rights Agent (the “Rights Agreement”), entered into Amendment No. 1 to the Rights Agreement (“Amendment No. 1”). Amendment No. 1 amends the definition of “Exempt Person” to provide that (i) the relevant time for purposes of determining whether a person or group of affiliated or associated persons is an “Exempt Person” is midnight at the end of May 17, 2018, New York City time and (ii) the definition of “Exempt Person” applies to all persons or groups of affiliated or associated persons who, as of midnight at the end of May 17, 2018, New York City time, beneficially owned 10% or more of the outstanding shares of common stock of the Company.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by the complete text of Amendment No. 1, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Amendment No. 1 to the Rights Agreement, dated as of May 29, 2018, between Essendant Inc. and Equiniti Trust Company, as rights agent

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 1 to the Rights Agreement, dated as of May 29, 2018, between Essendant Inc. and Equiniti Trust Company, as rights agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENDANT INC.

Date: May 29, 2018	/s/ Brendan McKeough
Brendan McKeough Senior Vice President, General Counsel and Secretary